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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

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  Registration Statement (Form S-3 No. 333-156926)

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  Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan

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  Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

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  Registration Statement (Form S-8 No. 333-176161) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

of our reports dated March 15, 2012, with respect to the consolidated financial statements of TravelCenters of America LLC and the effectiveness of internal control over financial reporting of TravelCenters of America LLC included in this Annual Report (Form 10-K) of TravelCenters of America LLC for the year ended December 31, 2011.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 15, 2012

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  Exhibit 23.1